$50,000 **April 4, 2014**

PROMISSORY NOTE

1. Date and Parties. This Promissory Note is made as of April 4, 2014. This Note evidences a loan which includes all extensions, renewals, modifications and substitutions. The parties to this Note and loan are:

BORROWER: **Boxceipts.com, Inc.**
a Nevada corporation
5711 W. 157th Terrace
Overland Park, KS 66223

LENDER: **simTraction, LLC**
a Kansas limited liability company
7285 W. 132nd Street, Suite 240
Overland Park, KS 66213

2. Promise to Pay. For value received, Borrower promises to pay to Lender's order via check or wire transfer to an account designated by Lender or such other place as Lender may designate, the principal sum of Fifty Thousand and 00/100 Dollars ($50,000.00) plus interest or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the "Loan Agreement") of even date herewith, whichever is less, together with interest thereon form such date each advance is made until paid in full, both before and after judgment, at the rate of six percent (6%) per annum, simple interest. This Promissory Note may be referred to herein as the "Note."

3. Payments of Principal and Interest. Principal and interest shall be due and payable by Borrower to Lender in equal consecutive monthly installments, commencing April 4, 2014 and continuing with said amounts to be paid on the 1st day of each month and continuing in consecutive installments until paid in full with the balance to be paid on April 4, 2024 (the "Maturity Date").

The date each month on which payment of principal and interest is due hereunder is referred to herein as the "Payment Date." Interest on the principal sum of this Note shall be charged based on the actual number of days during each month or other applicable accrual period. Interest on this Note shall be paid in arrears.

After maturity or upon acceleration of any amounts due on this Note, the unpaid balance shall bear interest at the rate of 6% until paid in full. If the interest accrued and collected exceeds the maximum rate allowed by law as of the time of collection, such excess shall be applied to reduce the principal amount outstanding, unless otherwise required by law. If or when no principal or any other amounts remain outstanding, any excess interest shall be refunded to Borrower according to the actuarial method. Unless otherwise required by law,

all fees and charges, accrued, assessed or collected shall be amortized and prorated over the full term of the Loan for purposes of determining the maximum interest rate allowed by law.

4. Right to Prepay. This Note may be prepaid in whole or in part at any time.

5. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default if not cured within ten (10) days after written notice by Lender to Borrower (with the exception of section A below where specific grace, cure or no cure rights are as set forth therein), (individually, each an "Event of Default" and collectively, "Events of Default"):

   A. Failure by any party obligated on this Note to make payment of principal, interest, fees, costs or expenses due under this Note or any other obligations Borrower has with Lender to make payment when due, or within five (5) business days thereafter; or

   B. The cessation of business of Borrower, or the insolvency of, the appointment of a receiver by or on behalf of, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against Borrower, or any co-signer, endorser, surety or guarantor of this Note or any other obligations Borrower has with Lender; or

   C. A default (after the expiration of any applicable cure or grace period) has been committed by Borrower or any co-signer, endorser, surety or guarantor of this Note under any credit facility wherein Borrower has borrowed money to finance Borrower's business or the purchase of Lender's membership interest.

6. Remedies on Default. On or after the occurrence of an Event of Default, at the sole option of Lender, all or any part of the principal and accrued but unpaid interest on this Note shall become immediately due and payable without notice or demand. Lender may exercise all rights and remedies provided by law, equity, and this Note. Lender is entitled to all rights and remedies provided at law or equity whether or not expressly stated in this Note. By choosing any remedy, Lender does not waive its right to an immediate use of any other remedy if the Event of Default continues or occurs again.

7. Payments Applied. All payments, including but not limited to regular payments or prepayments, received by Lender shall be applied first to all costs and expenses owing to Lender, then to accrued interest and the balance, if any, to Principal except as otherwise required by law.

8. General Provisions.

   A. Time is of the Essence. Time is of the essence in Borrower's performance of all duties and obligations imposed by this Note.

   B. Waiver. Lender's course of dealing, or Lender's forbearance from, or dealing in, the exercise of any of Lender's rights, remedies, privileges or right to insist upon

Borrower's strict performance of any provisions contained in this Note shall not be construed as a waiver by Lender, unless any such waiver is in writing and is signed by Lender.

C. Amendment. The provisions contained in this Note may not be amended, except through a written amendment which is signed by Borrower and Lender.

D. Integration Clause. This written Note and all documents executed concurrently herewith represent the entire understanding between the parties as to the Obligations and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

E. Governing Law. This Note shall be governed by the laws of the State of Kansas, provided that such laws are not otherwise preempted by federal laws and regulations.

F. Forum and Venue. In the event of litigation pertaining to this Note, the exclusive forum, venue and place of jurisdiction shall be in the State of Kansas, unless otherwise designated in writing by Lender or otherwise required by law.

G. Successors. This Note shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties: provided however, that Borrower may not assign, transfer or delegate any of the rights or obligations under this Note.

H. If Held Unenforceable. If any provision of this Note shall be held unenforceable or void, then such provision shall be severable from the remaining provisions and shall in no way affect the enforceability of the remaining provisions nor the validity of this Note.

I. Notice. All notices under this Note must be in writing. Any notice given by Lender to Borrower hereunder will be effective upon personal delivery or 24 hours after mailing by first class United States mail, postage prepaid, addressed to Borrower at the address indicated below Borrower's name on page one of this Note. Any notice given by Borrower to Lender hereunder will be effective upon receipt by Lender at the address indicated below Lender's name on page one of this Note. Such addresses may be changed by written notice to the other party.

J. Lender. The term "Lender" shall include any transferee and assignee of Lender or other Lender of this Note.

10. RECEIPT OF COPY. By signing below, Borrower acknowledges that Borrower has read and received a copy of this Note.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO

PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

NONSTANDARD TERMS OR PREVIOUS UNWRITTEN AGREEMENTS (IF ANY). KANSAS LAW (KAN. STAT. ANN. §16-118) REQUIRES THAT THE FOLLOWING NOTICE IS SIGNED OR INITIALED BY BOTH THE DEBTOR AND SECURED PARTY:

THIS NOTE IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE PARTIES. THIS NOTE MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES. ANY CREDIT AGREEMENT BETWEEN THE PARTIES WHICH IS NOT CONTAINED IN THE PRINTED FORMS OF THIS NOTE MUST BE WRITTEN HERE TO BE ENFORCEABLE:

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BORROWER AND LENDER.

LENDER'S INITIALS	**BORROWER'S INITIALS**
Sheila Seck	MDF
Sheila Seck, Member simTraction, LLC	Mark DeFoor, CEO As CEO Boxceipts.com, Inc.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, Borrower executes this Note to be effective as of the date and year set forth at the beginning of this Note.

Date: April 4, 2014

BORROWER:

BOXCEIPTS.COM, INC.
A Nevada limited liability company

By: ______________________
Mark DeFoor, CEO